Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2014 on the consolidated financial statements of Symbion, Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-206439) and related Prospectus of Surgery Partners, Inc. for the registration of common stock.

/s/ Ernst & Young LLP

Nashville, Tennessee

September 21, 2015